Segment Information

	November 30, 2017
	Passenger Capacity	Percentage of Total Capacity	Number of Cruise Ships

NAA Segment
Carnival Cruise Line	66,380	29%	25
Princess Cruises	45,230	20	17
Holland America Line	23,820	10	14
P&O Cruises (Australia)	7,790	3	5
Seabourn	1,970	1	4
	145,190	63	65

EA Segment
Costa Cruises	35,920	15	15
AIDA Cruises	25,250	11	12
P&O Cruises (UK)	18,380	8	8
Cunard	6,830	3	3
	86,380	37	38
	231,570	100%	103

We also have a Cruise Support segment that represents our portfolio of leading port destinations and other services all of which are operated for the benefit of our cruise brands.

In addition to our cruise operations, we own Holland America Princess Alaska Tours, the leading tour company in Alaska and the Canadian Yukon, which complements our Alaska cruise operations. Our tour company owns and operates hotels, lodges, glass-domed railcars and motorcoaches. This tour company and cruise ships, which we charter-out under long-term leases, comprise our Tour and Other segment.

Unaudited Segment Financial Information

(in millions)	Revenues	Operating costs and expenses	Selling and administrative	Depreciation and amortization	Operating income (loss)		Capital expenditures	Total assets
2017
NAA	$11,590	$6,852	$1,337	$1,195	$2,117	(a)	$1,715	$24,430
EA	5,703	3,568	667	561	907		793	14,149
Cruise Support	129	66	246	53	(235)		431	1,739
Tour and Other	236	163	15	37	20		5	459
Intersegment elimination	(148)	(148)	—	—	—		—	—
	$17,510	$10,501	$2,265	$1,846	$2,809		$2,944	$40,778
2016
NAA	$10,709	$6,107	$1,273	$1,117	$2,211		$2,114	$24,066
EA	5,464	3,203	638	538	1,086		622	12,844
Cruise Support	131	67	278	42	(256)		310	1,513
Tour and Other	231	152	8	41	30		16	458
Intersegment elimination	(146)	(146)	—	—	—		—	—
	$16,389	$9,383	$2,197	$1,738	$3,071		$3,062	$38,881
2015
NAA	$10,180	$6,172	$1,189	$1,031	$1,787		$1,165	$23,014
EA	5,322	3,195	646	524	958		954	13,482
Cruise Support	119	58	223	27	(189)		162	2,248
Tour and Other	226	155	9	44	18		13	493
Intersegment elimination	(133)	(133)	—	—	—		—	—
	$15,714	$9,447	$2,067	$1,626	$2,574		$2,294	$39,237

(a) Includes $89 million of impairment charges related to NAA's goodwill and trademarks.